As filed with the Securities and Exchange Commission on October __, 2000
                                                       Registration No. 333-____
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                              --------------------

                                  DOCENT, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)



                   Delaware                             77-0460705
  -----------------------------------------   -----------------------------
       (State or other jurisdiction of               (I.R.S. Employer
        incorporation or organization)             Identification No.)

             2444 Charleston Road
              Mountain View, CA                           94043
  -----------------------------------------   -----------------------------
            (Address of principal                       (Zip Code)
              executive offices)


               DOCENT, INC. 2000 OMNIBUS EQUITY INCENTIVE PLAN
             ---------------------------------------------------
                          (Full title of the plan)

               DAVID R. ELLETT                           Copy to:
       Chairman, President and Chief            STEPHEN M. WURZBURG, ESQ.
             Executive Officer                Pillsbury Madison & Sutro LLP
                 Docent, Inc.                      2550 Hanover Street
             2444 Charleston Road                  Palo Alto, CA 94304
           Mountain View, CA 94043                    (650) 233-4500
                (650) 934-9500                -----------------------------
  -----------------------------------------
         (Name, address and telephone
         number of agent for service)

                                          CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
                                                                         Proposed             Proposed           Amount of
            Title of Securities                    Amount To         Maximum Offering     Maximum Aggregate     Registration
             To Be Registered                    Be Registered      Price Per Share(1)    Offering Price(1)         Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001                 6,000,000 shares           $17.38             $104,280,000          $27,530
------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h)(i), the proposed maximum offering price per share and the registration fee has been computed on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on October 13, 2000.

                              --------------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

                  INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration
Statement:

         (a) Registrant's Prospectus filed on September 29, 2000 pursuant to Rule 424(b) of the Securities Act and which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) The description of Registrant's Common Stock contained in Registrant's registration statement on Form 8-A, filed September 14, 2000.

         In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of common stock offered hereby has been passed upon for the Registrant by Pillsbury Madison & Sutro LLP, Palo Alto, California. As of the date of this Registration Statement, an entity in which attorneys and former attorneys of Pillsbury Madison & Sutro LLP are members and certain attorneys of Pillsbury Madison & Sutro LLP beneficially own an aggregate of 39,815 shares of the Registrant's common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VI, Section B of the Registrant's Amended and Restated Certificate of Incorporation (Exhibit 3.2 to the Form S-1 Registration Statement) and Article XI, Section 43(a) of the Registrant's Amended and Restated Bylaws (Exhibit 3.4 to the Form S-1 Registration Statement) provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with our directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or services as directors or officers to the fullest extent not prohibited by law (Exhibit 10.4 to the Form S-1 Registration Statement).

         The Underwriting Agreement (Exhibit 1.1 to the Form S-1 Registration Statement) provides for indemnification by the Underwriters of the Registrant, its directors and officers, and by the Registrant of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act, and afford certain rights of contribution with respect thereto.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Index to Exhibits, which list of exhibits is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mountain View, State of California, on the 18th day of October, 2000.

                                    DOCENT, INC.



                                    By           /S/ DAVID R. ELLETT
                                       ----------------------------------------
                                                    David R. Ellett
                                               Chairman, President and
                                               Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Ellett and Donald E. Lundgren, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                     NAME                                        TITLE                            DATE


         /S/ DAVID R. ELLETT                     Chairman, President, Chief Executive     October 18, 2000
-------------------------------------------      Officer and Director (Principal
               David R. Ellett                   Executive Officer)



       /S/ DONALD E. LUNDGREN                    Vice President and Chief Financial       October 18, 2000
-------------------------------------------      Officer (Principal Financial and
              Donald E. Lundgren                 Accounting Officer



        /S/ DAVID MANDELKERN                     Executive Vice President, Chief          October 18, 2000
-------------------------------------------      Technology Officer, Secretary and
               David Mandelkern                  Director



          /S/ KEVIN G. HALL                      Director                                 October 18, 2000
-------------------------------------------
                Kevin G. Hall


         /S/ JOS. C. HENKENS                     Director                                 October 18, 2000
-------------------------------------------
               Jos. C. Henkens


          /S/ PARDNER WYNN                       Director                                 October 19, 2000
-------------------------------------------
                 Pardner Wynn

                                       5


                     NAME                                        TITLE                            DATE


            /S/ ALI KUTAY                        Director                                 October 18, 2000
-------------------------------------------
                  Ali Kutay


         /S/ ROBERT A. LAUER                     Director                                 October 18, 2000
-------------------------------------------
               Robert A. Lauer

                                INDEX TO EXHIBITS

      Exhibit
      Number          Exhibit
      ------          -------

        4.1*          Docent, Inc. 2000 Omnibus Equity Incentive Plan.

        5.1           Opinion of Pillsbury Madison & Sutro LLP.

       23.1           Consent of PricewaterhouseCoopers LLP, Independent
                      Accountants.

       23.2           Consent of Pillsbury Madison & Sutro LLP (included in
                      Exhibit 5.1).

       24.1           Power of Attorney (see page 5).

-----------------------
* Incorporated by reference to Exhibit 10.2 to Registrant's Registration Statement on Form S-1, No. 333-34546